Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-32869, 333-88442, and 333-149035 on Forms S-8 and Registration Statements Nos. 333-68766, 333-119756, 333-121835, 333-121837 and 333-123403 on Forms S-3 of our report dated February 27, 2009, relating to the financial statements and financial statement schedule of Terra Industries Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” relating to the recognition and related disclosure provisions, effective December 31, 2006) and our report dated February 27, 2009 relating to the effectiveness of Terra Industries Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Terra Industries Inc. and subsidiaries for the year ended December 31, 2008.
Omaha, Nebraska
February 27, 2009